Exhibit 10.7
(Form 10-K)
AMENDMENT TO THE
CITIZENS REPUBLIC BANCORP
DEFERRED COMPENSATION PLAN FOR EXECUTIVES
     This Amendment to the Citizens Republic Bancorp Deferred Compensation Plan For Executives (the “Plan”) is adopted by Citizens Republic Bancorp, a Michigan corporation (the “Corporation”). This Amendment is adopted with reference to the following:
     A. The Corporation has maintained the Plan for several years. The Plan was amended and restated in its entirety effective January 1, 2008;
     B. The Corporation wishes to amend the Plan to clarify that the definition of compensation under the Plan, for purposes of deferral of compensation, is limited to cash compensation and excludes compensation paid in stock.
     NOW, THEREFORE, the Plan is amended as follows:
     1. Section 10.06 of the Plan is amended in its entirety to read as follows:
     10.06 “Compensation” means the Participant’s total of base salary or other wages, plus bonuses, as reported on IRS Form W-2. “Base Compensation” means that portion of a Participant’s Compensation that constitutes base salary which is paid in cash and is paid regularly throughout the year to the Participant. For purposes of deferral under this Plan, Base Compensation shall not include any compensation paid in stock. “Bonus” means awards that are paid to the Participant in cash on a nonrecurring basis under the Corporation’s Bonus Award Plan. In all cases, Compensation of either type shall include any before-tax contributions made to this Plan or any other plan by the Employer from such Compensation amount at the election of the Participant through deferral, but excludes any other contributions made by the Employer on behalf of the Participant under this Plan or any other plan or fringe benefit program of the Employer.
     2. This Amendment is effective December 8, 2010.
     The Company has caused this Amendment to be executed on December 8, 2010.

CITIZENS REPUBLIC BANCORP
By	/s/ Susan P. Brockett
Its Corporate Human Resources Director

143

Exhibit 10.7
(Form 10-K)
AMENDMENT TO THE
CITIZENS REPUBLIC BANCORP
DEFERRED COMPENSATION PLAN FOR DIRECTORS
     This Amendment to the Citizens Republic Bancorp Deferred Compensation Plan For Directors (the “Plan”) is adopted by Citizens Republic Bancorp, a Michigan corporation (the “Corporation”). This Amendment is adopted with reference to the following:
     A. The Corporation has maintained the Plan for several years. The Plan was amended and restated in its entirety effective January 1, 2008;
     B. The Corporation wishes to amend the Plan to clarify that the definition of compensation under the Plan, for purposes of deferral of compensation, is limited to cash compensation and excludes Directors’ board or committee retainers or other compensation paid in stock.
     NOW, THEREFORE, the Plan is amended as follows:
     1. Section 8.05 of the Plan is amended in its entirety to read as follows:
     8.05 “Compensation” means, meeting fees paid in cash by the Corporation or any of its subsidiaries to a Director, including any before-tax contributions made to this Plan or any other plan by the Corporation from such Compensation amount at the election of the Participant through deferral, but excludes any other contributions made by the Corporation on behalf of the Participant under this Plan or any other plan or fringe benefit program of the Corporation. Compensation excludes Directors’ board or committee retainers or other compensation paid in stock.
     2. This Amendment is effective December 8, 2010.
     The Company has caused this Amendment to be executed on December 8, 2010.

CITIZENS REPUBLIC BANCORP
By	/s/ Susan P. Brockett
Its Corporate Human Resources Director

144